UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On July 24, 2020, Liquidia Technologies, Inc., a Delaware corporation (the “Company”), responded to the announcement that United Therapeutics Corporation, a Delaware corporation (“UTC”), filed an amended complaint for patent infringement against the Company in the U.S. District Court for the District of Delaware. The amended complaint asserts infringement by the Company of an additional recently issued U.S. Patent No. 10,716,793 relating to UTC’s Tyvaso®, a nebulized treprostinil solution for the treatment of pulmonary arterial hypertension (PAH). The initial complaint, filed in June 2020 by UTC claiming infringement by the Company of U.S. Patent Nos. 9,604,901 and 9,593,066, was in response to the New Drug Application the Company filed with the U.S. Food and Drug Administration requesting approval to market LIQ861, a dry powder inhalation of treprostinil for the treatment of PAH.

A copy of the press release announcing the filing of UTC’s amended complaint against the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Technologies, Inc., dated July 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2020	Liquidia Technologies, Inc.

	By:	/s/ Richard D. Katz, M.D.
		Name:	Richard D. Katz, M.D.
		Title:	Chief Financial Officer